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                                                                    EXHIBIT 99.6

RIGHTS EXERCISE AGREEMENT                                      NUMBER OF RIGHTS:

                        ALPHA TECHNOLOGIES GROUP, INC.

                   EXERCISABLE ON OR BEFORE JANUARY 5, 2001

THE TERMS AND CONDITIONS OF THE OFFERING ARE SET FORTH IN THE ALPHA TECHNOLOGIES GROUP, INC. PROSPECTUS DATED NOVEMBER 30, 2000 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM ALPHA TECHNOLOGIES GROUP, INC., THE SUBSCRIPTION AGENT AND THE INFORMATION AGENT.

                      SUBSCRIPTION PRICE $7.25 PER SHARE
RECORD HOLDER:



THIS RIGHTS EXERCISE AGREEMENT OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK TIME, ON JANUARY 5, 2001 (SUCH DATE, SUBJECT TO EXTENSION AS PROVIDED IN THE PROSPECTUS, IS REFERRED TO IN THIS RIGHTS EXERCISE AGREEMENT AS THE "EXPIRATION DATE").

The Rights represented by this Rights Exercise Agreement may be exercised by duly completing Form 1; and may be exercised through a bank or broker by duly completing Form 2; Rights holders are advised to review the Prospectus and instructions (copies of which are available from Alpha Technologies Group, Inc., the Subscription Agent and the Information Agent) before exercising their Rights.

IMPORTANT:  Complete the appropriate FORM and SIGN on reverse side.

The registered owner, whose name is inscribed hereon is entitled to subscribe for shares of Common Stock upon the terms and subject to the conditions set forth in the Prospectus and instructions relating thereto.

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                                                                              THIS RIGHTS EXERCISE AGREEMENT IS NONTRANSFERABLE.
     /s/ Lawrence Butler                                                    AN EXERCISE OF RIGHTS EVIDENCED HEREBY IS IRREVOCABLE.
By:____________________________________________
     Lawrence Butler,
     Chairman of the Board and Chief Executive Officer
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Dated: November 30, 2000

Delivery:
American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
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FORM 1 - EXERCISE AND SUBSCRIPTION:  The undersigned hereby irrevocably exercises Rights evidenced by this Rights Exercise Agreement to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

(a) Number of shares subscribed for pursuant to the Basic Subscription Privilege. (One Right needed for each full share.)

      ____________ X $7.25 per share = $_________________
      (Number of shares - whole number only)

(b) Number of shares subscribed for pursuant to the Oversubscription Privilege. (No shares may be subscribed for pursuant to the Oversubscription Privilege unless all of the Rights represented by this Rights Exercise Agreement are fully exercised pursuant to the Basic Subscription Privilege)*

      ____________ X $7.25 per share = $_________________
      (Number of shares - whole number only)

(c)  Total Subscription Price.  (Add a and b.)   $___________________

METHOD OF PAYMENT (CHECK ONE)

_____ CHECK, BANK DRAFT OR MONEY ORDER PAYABLE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS SUBSCRIPTION AGENT

_____ WIRE TRANSFER DIRECTLY TO CHASE MANHATTAN BANK, ACCOUNT NO. ###-##-####, ABA NO. 021-000021

(d)  ______  Check here if rights are being exercised pursuant to a notice of guaranteed delivery delivered to the subscription agent prior to the expiration date and complete the following:

      Name(s) of Registered Owner(s): __________________________________________

      Window Ticket Number (if any) ____________________________________________

      Date of Execution of Notice of Guaranteed Delivery _______________________

      Name of Institution which guaranteed delivery ____________________________

_________________________________________    ___________________________________
Signature of Registered Holder               Date

_________________________________________    ___________________________________
Signature of Registered Holder               Date

FORM 2 - FOR BENEFICIAL HOLDERS OF SHARES IN STREET NAME ONLY. TO EXERCISE RIGHTS THROUGH YOUR BANK OR BROKER: Please print name and address of your Bank or Broker as the Registered Holder of your shares in full below, sign and date as indicated and make arrangements with your bank or broker for payment of the shares.

      Name _____________________________________________________________________
            (Name of Bank or Broker)

      Address __________________________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      DTC Participant Number (if applicable) ___________________________________

_________________________________________    ___________________________________
Signature of Beneficial Holder(s)            Date

_________________________________________    ___________________________________
Signature of Beneficial Holder(s)            Date

*The number of Underlying Shares available to Holders pursuant to the Oversubscription Privilege may be limited as set forth in the Prospectus. If the number of Underlying Shares subscribed for exceeds the number of shares actually tendered to the subscriber, the portion of the Subscription Price tendered corresponding to those excess shares shall be returned to the subscriber, without interest, as soon as practicable after the Expiration Date.